EXHIBIT 99.1

Cardtronics Announces Fourth Quarter and Full-Year 2009 Results

HOUSTON, Feb. 11, 2010 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest non-bank owner of ATMs, today announced its financial and operational results for the quarter and year ended December 31, 2009.

  Key financial and operational statistics related to the quarter include:
  Consolidated revenues of $124.8 million, up 6% from the fourth quarter of 2008
  Revenue growth of approximately 8% for the Company's core business operations, which include the Company's domestic company-owned large-account ATM placement and branding business and the Company's international operations
  Gross margins of 31%, up considerably from 24% in the fourth quarter of 2008
  Adjusted EBITDA of $27.6 million, up more than 44% from $19.1 million in the fourth quarter of 2008
  Adjusted Net Income per Share of $0.17, up from $0.02 in the fourth quarter of 2008
  GAAP Net Income of $1.5 million compared to a $58.5 million GAAP Net Loss in the fourth quarter of 2008
  Free Cash Flow of nearly $18.0 million, consisting of $27.0 million of cash provided by operating activities, less $9.0 million of capital expenditures, enabling the repayment of all amounts previously outstanding under the Company's revolving credit facility
  Continued improvements in several key operating metrics when compared to the fourth quarter of 2008:
  Total cash withdrawal transactions and cash withdrawal transactions per ATM per month increased by 8%
  Total transactions per ATM per month increased by 10%
  ATM operating gross profit per ATM per month increased by 43%

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

"2009 was truly an outstanding year for Cardtronics," commented Fred Lummis, Cardtronics' Chairman of the Board. "Over this past year, we took steps to strengthen and diversify the Company by leveraging past investments, controlling our costs and maintaining our high level of customer service. The results of these efforts were record revenues and cash flows, which allowed us to pay off our entire revolving loan balance in 2009 and reduce our ratio of debt to Adjusted EBITDA from 4.2x at the end of 2008 to 2.8x at the end of 2009.  Additionally, we continued to see favorable transaction trends in all of our key markets, further validating the earnings generation capabilities of our existing network. With these positive factors and the recent hiring of Steve Rathgaber as our new Chief Executive Officer, Cardtronics is extremely well-positioned to not only continue these positive trends, but to also expand its services and offerings in ways that further leverage the Company's valuable network."

RECENT HIGHLIGHTS

  The selection of Steven A. Rathgaber as the Company's new Chief Executive Officer and member of the Company's Board of Directors, effective February 1, 2010. Mr. Rathgaber, a seasoned payments industry executive, brings over 32 years of broad payment product and network experience to the Company.
  The successful renewal of the Company's contract with CO-OP Financial Services, under which the Company's ATMs located in 7-Eleven stores will continue to be a part of the CO-OP network through July 2014. Each month, CO-OP members conduct more than 3.2 million surcharge-free transactions on Cardtronics ATMs in 7-Eleven stores.
  The successful execution of two ATM managed services agreements with Carnival Cruise Lines and the American Airlines Center, under which Cardtronics will provide transaction processing and other related ATM management services to such customers.
  The planned expansion of the Company's United Kingdom in-house armored car operation. As of December 31, 2009, this operation was servicing approximately 780 of the Company's ATMs through its London-based depot. The Company expects to open a second depot based in Manchester during the second quarter of 2010, which will allow the Company to service an additional 800 ATMs in the United Kingdom.
  Continued strong liquidity and access to capital, with over $170 million in available borrowing capacity under the Company's revolving credit facility with leading financial institutions, after taking into consideration outstanding letters of credit

FOURTH QUARTER RESULTS

For the fourth quarter of 2009, revenues totaled $124.8 million, representing a 6% increase from the $118.2 million in revenues generated during the fourth quarter of 2008. This increase reflects 8% growth in the Company's core business operations, which include the Company's higher-margin domestic large-account ATM placement, branding and international businesses, offset somewhat by a decline in the Company's lower-margin merchant-owned account base and lower equipment sales, as merchants and financial institutions continued to spend less capital in the current economic environment. Although these declines negatively impacted the year-over-year revenue comparison, the gross profit impact of such declines was negligible as the Company's gross margins increased to 31% for the fourth quarter of 2009 compared to 24% for the same period in 2008. The significant increase in the Company's core revenues was driven by continued strong cash withdrawal transaction trends in all of the Company's operating segments, coupled with increased bank branding and surcharge-free network revenues in the United States. Furthermore, unlike the previous quarters during 2009, the impact of foreign currency exchange rate movements on the Company's comparative results for the fourth quarter of 2009 was negligible.

Adjusted EBITDA totaled $27.6 million for the fourth quarter of 2009, compared to $19.1 million for the fourth quarter of 2008, and Adjusted Net Income totaled $6.8 million ($0.17 per diluted share), compared to Adjusted Net Income of $0.7 million ($0.02 per diluted share) for the fourth quarter of 2008. These increases were primarily attributable to significantly higher gross margins in 2009 when compared to 2008, driven by the increase in revenues, as noted above, the continued shifting of revenues from lower-margin surcharge revenues to higher-margin interchange and surcharge-free network and bank branding revenues, and the Company's ability to leverage its fixed cost infrastructure to generate strong margins from those higher revenues. In particular, the Company experienced noticeable declines in its maintenance and armored car expenses during the most recent quarter, despite the significant increase in revenues discussed above. Additionally, the Company's vault cash rental costs were significantly lower in 2009 when compared to 2008 due to lower overall market interest rates. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the quarter totaled $1.5 million, compared to a $58.5 million GAAP Net Loss during the same quarter in 2008. The 2008 net loss figure includes a non-cash charge totaling $50 million related to the impairment of the Company's goodwill associated with its United Kingdom operation as of December 31, 2008.

FULL-YEAR RESULTS

Revenues totaled $493.4 million for the year ended December 31, 2009, which is comparable to the $493.0 million in revenues recorded during the year ended December 31, 2008. However, on a constant currency basis, which is defined in the "Disclosure of Non-GAAP Financial Information" below, year-over-year revenues increased by 4%. Although total revenues remained fairly constant between the two years, approximately $18.1 million in revenues shifted from surcharge revenue and equipment sales in 2008, to interchange and surcharge-free network and bank branding revenues in 2009. This shift was primarily due to the mix shift from the Company's merchant-owned account base to its core business operations, as noted above for the Company's quarterly results.

Adjusted EBITDA totaled $110.4 million for the year ended December 31, 2009, representing a 35% increase over the $81.9 million in Adjusted EBITDA for the same period in 2008. Adjusted Net Income totaled $26.5 million ($0.67 per diluted share) for 2009, which was significantly higher than the $7.6 million ($0.19 per diluted share) generated during 2008. Increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors noted above for the Company's quarterly results.

The Company recorded GAAP Net Income for the year ended December 31, 2009 of $5.3 million, compared to a GAAP Net Loss of $71.4 million during 2008. As previously mentioned, the 2008 net loss figure includes a $50 million goodwill impairment charge related to the Company's United Kingdom segment. Excluding this goodwill impairment charge, the Company's year-over-year improvement was primarily attributable to the factors identified above in the discussion of Adjusted EBITDA and Adjusted Net Income.

GUIDANCE

Below is the Company's financial guidance for the fiscal year ending December 31, 2010:

  Revenues of $520 million to $530 million;
  Overall gross margins of approximately 30% to 30.5%;
  Adjusted EBITDA of $118 million to $123 million;
  Depreciation and accretion expense of $40 million to $41 million;
  Cash interest expense of $29 million to $30 million;
  Adjusted Net Income of $0.75 to $0.85 per diluted share, based on approximately 41.5 million diluted shares outstanding; and
  Capital expenditures of approximately $45 million, net of noncontrolling interests.

The above guidance excludes the impact of certain one-time items as well as $6 million to $6.5 million of anticipated stock-based compensation expense and approximately $14 million to $15 million of intangible asset amortization expense. Additionally, the above guidance is based on estimated average foreign currency exchange rates of $1.60 U.S. to 1.00 pound U.K. and $13.50 Mexican pesos to $1.00 U.S.

LIQUIDITY

The Company continues to maintain a very strong liquidity position. The Company's $175.0 million revolving credit facility does not expire until May 2012 and is led by a syndicate of leading banks. As of December 31, 2009, the Company had no amounts outstanding under the facility and $4.7 million in letters of credit posted under the facility, leaving $170.3 million in available, committed funding. The Company is currently in compliance with the covenants contained within this facility and would continue to be in compliance even in the event of substantially higher borrowings or substantially lower Adjusted EBITDA amounts. The Company's remaining indebtedness includes $0.2 million of capital leases in the United States, $9.8 million of equipment loans in Mexico, and $297.2 million in senior subordinated notes, net of discounts. The fixed rate senior subordinated notes require no amortization prior to their August 2013 maturity date and contain no maintenance covenants and only limited incurrence covenants under which the Company has considerable flexibility.

The continued generation of pre-tax operating profits could subject the Company to increased federal, state and local income tax cash obligations in many of its jurisdictions. However, the Company currently has in excess of $38 million of domestic federal net operating loss carryforwards that can be utilized to help offset such future cash tax obligations, subject to certain restrictions and limitations.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, and amounts provided on a constant currency basis are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America and may not be comparable to similarly titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items and therefore, may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is cash provided by operating activities less payments for capital expenditures. Amounts provided on a constant currency basis are calculated by applying the foreign exchange rate in effect for the applicable prior period to the current year amounts denominated in the respective local currencies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of Net Income (Loss) Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income and a calculation of Free Cash Flow are presented in tabular form at the end of this press release.

REVISION OF PRIOR PERIOD RESULTS

During the second quarter of 2009, the Company identified an error related to certain capitalized costs associated with its United Kingdom operations. Upon analysis of the Company's fixed asset records, management identified certain assets, primarily related to previously cancelled ATM sites, which should have been expensed in prior periods. The impact of such error was an overstatement of fixed assets and depreciation expense and an understatement of cost of sales and loss on disposal of assets for the years ended December 31, 2007 and 2008, including the related quarterly periods contained therein. The cumulative impact of such error on the statement of operations for the years affected would have been a total additional expense of approximately $1.7 million. Management determined that the effects of the misstatement were not material to any previously reported quarterly or annual period; therefore, the related corrections are being made to the applicable prior periods as such financial information is included in future filings with the SEC. The Company's prior period results reported herein have been revised to reflect these adjustments, the effects of which have been summarized below.

Statement of Operations:	Three Months Ended December 31, 2008			Twelve Months Ended December 31, 2008
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
	(In thousands)

Cost of ATM operating revenues	$90,032	$205	$90,237	$ 377,527	$1,014	$378,541
Depreciation and accretion expense	10,245	(69)	10,176	39,414	(250)	39,164
Loss on disposal of assets(1)	1,834	80	1,914	5,284	523	5,807
Income tax expense	444	343	787	938	51	989
Net loss attributable to controlling interests and available to common stockholders	(57,890)	(559)	(58,449)	(70,037)	(1,338)	(71,375)

(1)Previously included as a component of "Other expense".

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 11, 2010, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss its financial results for the quarter and year ended December 31, 2009. To access the call, please call the conference call operator at:

Dial in:                         (800) 946-0722

Alternate dial-in:           (719) 457-2647

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Fourth Quarter Earnings Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at http://www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, February 25, 2010, and can be accessed by calling (888) 203-1112 or (719) 457-0820 and entering 4035703 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through March 11, 2010.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank owner of ATMs. Cardtronics operates over 33,400 ATMs across its portfolio, with ATMs in every major market in the United States and Puerto Rico, over 2,600 ATMs throughout the United Kingdom, and over 2,600 ATMs throughout Mexico.  Major merchant clients include 7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Rite Aid®, Safeway®, Sunoco®, Target®, and Walgreens®.  Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit services.  Approximately 11,100 Cardtronics owned and operated ATMs currently feature bank brands.  For more information, please visit the Company's website at http://www.cardtronics.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our fourth quarter financial results and the underlying business events which generated those results. They include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:

  our financial outlook and the financial outlook of the ATM industry;
  our ability to cope with and develop business strategies dealing with the deterioration experienced in global credit markets;
  our ability to provide new ATM solutions to financial institutions;
  our ATM vault cash rental needs, including liquidity issues with our vault cash providers;
  the implementation of our corporate strategy;
  our ability to compete successfully with our competitors;
  our financial performance;
  our ability to strengthen existing customer relationships and reach new customers;
  our ability to meet the service levels required by our service level agreements with our customers;
  our ability to pursue and successfully integrate acquisitions;
  our ability to expand internationally;
  our ability to prevent security breaches;
  changes in interest rates, foreign currency rates and regulatory requirements; and
  the additional risks we are exposed to in our armored transport business.

Other factors that could cause our actual performance or results to differ from our projected results are described in our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$122,002	$114,027	$483,138	$475,800
ATM product sales and other revenues	2,755	4,178	10,215	17,214
Total revenues	124,757	118,205	493,353	493,014
Cost of revenues:
Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization shown separately below)	82,620	86,502	333,907	362,916
Cost of ATM product sales and other revenues	2,922	3,735	10,567	15,625
Total cost of revenues	85,542	90,237	344,474	378,541
Gross profit	39,215	27,968	148,879	114,473
Operating expenses:
Selling, general, and administrative expenses (1)	10,878	10,330	41,527	39,068
Depreciation and accretion expense	9,860	10,176	39,420	39,164
Amortization expense	5,480	4,888	18,916	18,549
Loss on disposal of assets	1,185	1,914	6,016	5,807
Goodwill impairment	—	50,003	—	50,003
Total operating expenses	27,403	77,311	105,879	152,591
Income (loss) from operations	11,812	(49,343)	43,000	(38,118)
Other expense:
Interest expense, net	7,305	7,823	30,133	31,090
Amortization of deferred financing costs and bond discounts	618	538	2,395	2,107
Other expense	1,244	166	456	93
Total other expense	9,167	8,527	32,984	33,290

Income (loss) before income taxes	2,645	(57,870)	10,016	(71,408)
Income tax expense	961	787	4,245	989
Net income (loss)	1,684	(58,657)	5,771	(72,397)
Net income (loss) attributable to noncontrolling interests	225	(208)	494	(1,022)
Net income (loss) attributable to controlling interests and available to common shareholders	$1,459	($58,449)	$5,277	($71,375)

Net income (loss) per common share – basic	$0.04	($1.50)	$0.13	($1.84)
Net income (loss) per common share – diluted	$0.03	($1.50)	$0.13	($1.84)

Weighted average shares outstanding – basic	39,600,166	38,957,820	39,244,057	38,800,782
Weighted average shares outstanding – diluted	40,910,286	38,957,820	39,896,366	38,800,782
_____________________
(1) Selling, general, and administrative expenses for the twelve months ended December 31, 2009 includes $1.2 million in severance costs associated with the departure of the Company's former Chief Executive Officer in March 2009 and $0.9 million of additional stock-based compensation expense compared to the twelve months ended December 31, 2008.

Consolidated Balance Sheets
As of December 31, 2009 and December 31, 2008
(Unaudited)

	December 31, 2009	December 31, 2008
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$10,449	$3,424
Accounts and notes receivable, net	27,700	25,317
Inventory	2,617	3,011
Restricted cash, short-term	3,452	2,423
Prepaid expenses, deferred costs, and other current assets	8,850	17,273
Total current assets	53,068	51,448
Property and equipment, net	147,348	153,430
Intangible assets, net	89,036	108,327
Goodwill	165,166	163,784
Prepaid expenses, deferred costs, and other assets	5,786	3,839
Total assets	$460,404	$480,828

Liabilities and Stockholders' Deficit
Current liabilities:
Current portion of long-term debt and notes payable	$2,122	$1,373
Current portion of capital lease obligations	235	757
Current portion of other long-term liabilities	26,047	24,302
Accounts payable and other accrued and current liabilities	72,000	72,386
Total current liabilities	100,404	98,818
Long-term liabilities:
Long-term debt, net of related discounts	304,930	344,816
Capital lease obligations	—	235
Deferred tax liability, net	13,858	11,673
Asset retirement obligations	24,003	21,069
Other long-term liabilities	18,499	23,967
Total liabilities	461,694	500,578
Stockholders' deficit	(1,290)	(19,750)
Total liabilities and stockholders' deficit	$460,404	$480,828

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
United States	$98,878	$97,828	$401,934	$404,716
United Kingdom	20,302	16,682	73,096	74,155
Mexico	5,577	3,695	18,323	14,143
Total revenues	$124,757	$118,205	$493,353	$493,014

Breakout of ATM operating revenues:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Surcharge revenues	$62,163	$62,582	$254,503	$266,326
Interchange revenues	39,055	34,081	149,908	141,865
Bank branding and surcharge-free network revenues	17,908	15,365	67,873	58,313
Other revenues	2,876	1,999	10,854	9,296
Total ATM operating revenues	$122,002	$114,027	$483,138	$475,800

Total cost of revenues by segment:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
United States	$67,125	$71,742	$279,582	$302,152
United Kingdom	14,456	15,428	51,419	64,566
Mexico	3,961	3,067	13,473	11,823
Total cost of revenues	$85,542	$90,237	$344,474	$378,541

Breakout of Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Merchant commissions	$38,874	$38,760	$156,936	$164,538
Vault cash rental expense	8,764	10,546	33,950	46,780
Other cost of cash	10,618	12,355	43,599	47,343
Repairs and maintenance	9,197	10,217	38,740	38,291
Communications	3,675	3,998	14,876	17,024
Transaction processing	1,512	1,575	6,431	8,269
Stock-based compensation	208	197	798	621
Other expenses	9,772	8,854	38,577	40,050
Total cost of ATM operating revenues	$82,620	$86,502	$333,907	$362,916

Breakout of Selling, general, and administrative expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Employee costs	$6,096	$4,526	$23,535	$18,671
Stock-based compensation	1,036	1,152	3,822	2,895
Professional fees	1,099	2,051	4,674	7,057
Other	2,647	2,601	9,496	10,445
Total selling, general, and administrative expenses	$10,878	$10,330	$41,527	$39,068

SELECTED BALANCE SHEET DETAIL:

Long-term debt and capital lease obligations:
	December 31, 2009	December 31, 2008
	(In thousands)
Series A and Series B senior subordinated notes, net of discounts	$297,242	$296,637
Revolving credit facility	—	43,500
Equipment financing lines of Mexico subsidiary	9,810	6,052
Capital lease obligations	235	992
Total long-term debt and capital lease obligations	$307,287	$347,181

Share count rollforward:

Total shares outstanding as of December 31, 2008	40,636,533
Shares repurchased	(121,747)
Shares issued – restricted stock grants and stock option exercises	595,746
Shares forfeited – restricted stock	(210,000)
Total shares outstanding as of December 31, 2009	40,900,532

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Cash provided by operating activities	$26,991	$5,254	$75,982	$16,218
Cash used in investing activities	(6,957)	(6,472)	(27,122)	(60,476)
Cash provided by (used in) financing activities	(15,666)	3,444	(42,232)	34,507
Effect of exchange rate changes on cash	(60)	(7)	397	(264)
Net increase (decrease) in cash and cash equivalents	$4,308	$2,219	$7,025	($10,015)
Cash and cash equivalents at beginning of period	6,141	1,205	3,424	13,439
Cash and cash equivalents at end of period	$10,449	$3,424	$10,449	$3,424

Key Operating Metrics
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Average number of transacting ATMs:
United States: Company-owned	18,181	18,075	18,190	17,993
United States: Merchant-owned	9,938	10,392	10,066	10,695
United Kingdom	2,687	2,527	2,606	2,421
Mexico	2,359	2,070	2,197	1,747
Total average number of transacting ATMs	33,165	33,064	33,059	32,856

Total transactions (in thousands)	97,681	88,480	383,323	354,391
Total cash withdrawal transactions (in thousands)	61,209	56,612	244,378	228,306
Monthly cash withdrawal transactions per ATM	615	571	616	579

Per ATM per month amounts:
ATM operating revenues (1)	$1,226	$1,150	$1,218	$1,207
Cost of ATM operating revenues (2)	830	873	842	921
ATM operating gross profit (3)	$396	$277	$376	$286

ATM operating gross margin (2)	32.3%	24.1%	30.9%	23.7%

Capital expenditures (in thousands) (4)	$9,013	$6,465	$29,621	$60,136
Capital expenditures, net of noncontrolling interest (in thousands) (4)	$7,495	$6,403	$26,891	$57,944
___________________
(1) ATM operating revenues per ATM per month were negatively affected by foreign currency exchange rate movements between the twelve month periods ended December 31, 2009 and 2008.
(2) Amounts presented exclude the effects of depreciation, accretion, and amortization expense, which are presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit is a measure of profitability that uses only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses from ATM equipment sales and other ATM-related services are not included.
(4) Capital expenditures include amounts financed by direct debt for the three and twelve month periods ended December 31, 2009.

Reconciliation of Net Income (Loss) Attributable to Controlling Interest to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except share and per share amounts)
Net income (loss) attributable to controlling interests	$1,459	$(58,449)	$5,277	$(71,375)
Adjustments:
Interest expense, net	7,305	7,823	30,133	31,090
Amortization of deferred financing costs and bond discounts	618	538	2,395	2,107
Income tax expense	961	787	4,245	989
Depreciation and accretion expense	9,860	10,176	39,420	39,164
Amortization expense	5,480	4,888	18,916	18,549
Goodwill impairment	—	50,003	—	50,003
EBITDA	$25,683	$15,766	$100,386	$70,527

Add back:
Loss on disposal of assets (1)	1,185	1,914	6,016	5,807
Other (income) expense (2)	(194)	166	(982)	93
Noncontrolling interests	(334)	(404)	(1,281)	(1,633)
Stock-based compensation expense	1,243	1,349	4,620	3,516
Other adjustments to cost of ATM operating revenues (3)	1	(115)	154	2,911
Other adjustments to selling, general, and administrative expenses (4)	—	426	1,463	718
Adjusted EBITDA	$27,584	$19,102	$110,376	$81,939
Less:
Interest expense, net	7,305	7,823	30,133	31,090
Depreciation and accretion expense	9,860	10,176	39,420	39,164
Income tax expense (at 35%)	3,646	385	14,288	4,089
Adjusted Net Income	$6,773	$718	$26,535	$7,596

Adjusted Net Income per share	$0.17	$0.02	$0.68	$0.20
Adjusted Net Income per diluted share	$0.17	$0.02	$0.67	$0.19

Weighted average shares outstanding – basic	39,600,166	38,957,820	39,244,057	38,800,782
Weighted average shares outstanding – diluted	40,910,286	39,609,994	39,896,366	39,801,492

(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.
(2) The three and twelve month periods ended December 31, 2009 exclude approximately $1.4 million of unrealized losses related to certain interest rate swaps. Such losses reduced the Company's reported EBITDA and Adjusted EBITDA amounts for both periods.
(3) Primarily consisted of costs associated with the continued conversion of ATMs in the Company's portfolio over to its in-house EFT processing platform and development costs associated with the start-up of the Company's in-house armored operation in the United Kingdom.
(4) For the twelve month period ended December 31, 2009, other adjustments to selling, general, and administrative expenses primarily consisted of severance costs associated with departure of the Company's former Chief Executive Officer in March 2009

Reconciliation of Free Cash Flow
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Cash provided by operating activities	$26,991	$5,254	$75,982	$16,218
Payments for capital expenditures(1)	9,013	6,465	29,621	60,136
Free cash flow	$17,978	$(1,211)	$46,361	$(43,918)

(1) Capital expenditures exclude acquisitions and include payments made for exclusive license agreements, site acquisition costs, and capital expenditures financed by direct debt.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2010
(Unaudited)

(In millions, except per share amounts)	Estimated Range Full Year 2010

Net income	$15.5	--	$20.3
Adjustments:
Interest expense, net	30.0	--	29.0
Amortization of deferred financing costs and bond discounts	2.6	--	2.6
Income tax expense	9.4	--	13.1
Depreciation and accretion expense	41.0	--	40.0
Amortization expense	15.0	--	14.0
EBITDA	$113.5	--	$119.0

Add back:
Noncontrolling interests	(2.0)	--	(2.0)
Stock-based compensation expense	6.5	--	6.0
Adjusted EBITDA	$118.0	--	$123.0
Less:
Interest expense, net	30.0	--	29.0
Depreciation and accretion expense	41.0	--	40.0
Income tax expense (at 35%)	16.4	--	18.5
Adjusted Net Income	$30.6	--	$35.5

Adjusted Net Income per diluted share	$0.75	--	$0.85

Weighted average shares outstanding – diluted	41.0	--	42.0
CONTACT:  Cardtronics, Inc.
          Investors:
          Chris Brewster, Chief Financial Officer
            832-308-4128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President -- Marketing
            832-308-4131
            joel.antonini@cardtronics.com